UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2009

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01	Other Events.

This Current Report on Form 8-K (“Current Report”) is being filed with the Securities and Exchange Commission (the “SEC”) to update portions of the responses contained within Item 15 to the Mohegan Tribal Gaming Authority’s (the “Authority”) Annual Report on Form 10-K, filed on December 29, 2008, for the fiscal year ended September 30, 2008 (the “2008 Form 10-K”) to reflect the following:

•

To revise the condensed consolidating financial statements to separately reflect the Authority’s wholly-owned guarantor subsidiary, Mohegan Basketball Club, LLC and non wholly-owned guarantor subsidiary, Wisconsin Tribal Gaming, LLC (“WTG”) from other guarantor subsidiaries, pursuant to Rule 3-10 of Regulation S-X.

•	To include stand-alone financial statements for WTG, pursuant to Rule 3-10 of Regulation S-X.

•	To provide a statement regarding the computation of the Authority’s ratio of earnings to fixed charges, pursuant to Item 503 and Item 601 of Regulation S-K.

This Current Report is being filed solely for the purpose described above and only affects the items specified. All other information in the 2008 Form 10-K remains unchanged. Neither this Current Report nor the Exhibits hereto reflect any other events or developments occurring after December 29, 2008, or modify or update the disclosures in the 2008 Form 10-K that may have been affected by subsequent events. Accordingly, this Current Report should be read in conjunction with the 2008 Form 10-K and the filings made by the Authority with the SEC subsequent to the filing of that form. The updates described above are attached hereto as Exhibits 12.1 and 99.1 and incorporated by reference herein.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this report:

12.1	Statement regarding computation of ratio of earnings to fixed charges.

99.1	Updated Item 15 to the Authority’s 2008 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: October 20, 2009	By:	/S/ MARILYNN R. MALERBA
Marilynn R. Malerba
Chairwoman, Management Board

Exhibit Index

Exhibit No.	Description

12.1	Statement regarding computation of ratio of earnings to fixed charges.

99.1	Updated Item 15 to the Authority’s 2008 Form 10-K.